Exhibit 3.1

Certificate regarding Adoption of Amendments to Section 2.04 of Amended and Restated Bylaws of Abercrombie & Fitch Co.
by Board of Directors of Abercrombie & Fitch Co. on February 23, 2018

The undersigned hereby certifies that he is the duly elected, qualified and acting Senior Vice President, General Counsel and Corporate Secretary of Abercrombie & Fitch Co., a Delaware corporation (the “Company”); that a regular meeting of the Board of Directors of the Company was duly called and held on February 23, 2018, at which regular meeting a quorum of the directors of the Company was at all times present; and that the Board of Directors duly adopted amendments to Section 2.04 of the Company’s Amended and Restated Bylaws to read as set forth on Annex A attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the undersigned Senior Vice President, General Counsel and Corporate Secretary of Abercrombie & Fitch Co., acting for and on behalf of the Company, has hereunto set his hand this 23rd day of February, 2018.

/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary

Annex A
AMENDMENTS TO SECTION 2.04 OF AMENDED AND
RESTATED BYLAWS OF ABERCROMBIE & FITCH CO.

[Additions evidenced by underlining; deletions evidenced by strikethroughs]

Section 2.04. Nominations.

~~Section 2.04.1~~ Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s certificate of incorporation with respect to the right of holders of preferred stock of the corporation, if any, to nominate and elect a specified number of directors in certain circumstances.

(a) Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, ~~(a)~~ by or at the direction of the Board of Directors (or any duly authorized committee thereof~~)~~).

(b) Nominations of persons for election to the Board of Directors may also be made at any annual meeting of stockholders, or ~~(b)~~at any special meeting of stockholders called for the purpose of electing directors, by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting of stockholders or special meeting of stockholders and (ii) who complies with the notice procedures set forth in this Section 2.04~~.~~(b).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be considered timely, a stockholder’s notice to the secretary must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (~~a~~i) in the case of an annual meeting of stockholders, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (~~b~~ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the secretary must set forth the following information: (~~a~~i) as to each person whom the stockholder proposes to nominate for election as a director: (~~i~~A) the name, age, business address and residence address of such person; (~~ii~~B) the principal occupation or employment of such person; ~~(iii) (A~~C) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; and (~~iv~~D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (~~b~~ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (~~i~~A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (~~ii) (A~~B) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (~~B~~2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (~~C~~3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (~~D~~4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (~~iii~~C) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (~~iv~~D) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders or special meeting of stockholders to nominate the persons named in ~~its~~ such stockholder’s notice; and (~~v~~E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders or a special meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders or special meeting of stockholders, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting of stockholders or special meeting of stockholders. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.

~~No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman~~(c)The corporation shall include in the corporation’s proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below in this Section 2.04(c)), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of not more than 20 stockholders, that (i) satisfies (or, in the case of a group of stockholders, collectively and individually satisfy) the requirements of this Section 2.04(c) (such individual stockholder or stockholder group, including each member thereof, to the extent the context requires, the “Eligible Stockholder”), (ii) expressly requests in the notice required by this Section 2.04(c) to have the Stockholder Nominee(s) included in the corporation’s proxy statement pursuant to this Section 2.04(c) and (iii) provides the corporation with the information called for by the last two paragraphs of Section 2.04(b) of these Bylaws with respect to each such Eligible Stockholder and each such Stockholder Nominee, as applicable. The corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting of stockholders, subject to the provisions of this Section 2.04(c).

In the event that the Market Capitalization of the corporation is or exceeds $2.5 billion (calculated as set forth in this paragraph), the maximum number of stockholders that may form a group constituting an “Eligible Stockholder” shall be increased from 20 to 25. For purposes of this Section 2.04(c), “Market Capitalization” shall be calculated as the product of (i) the total number of shares of the corporation’s common stock outstanding as of the last trading day of the corporation’s fiscal year immediately preceding the first day that a notice of director nominations may be delivered to the corporation pursuant to this Section 2.04 (the “last trading day”) and (ii) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the corporation’s common stock on the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, for the consecutive period of ten (10) trading days beginning on the fifteenth trading day immediately preceding the last trading day and concluding at the close of trading on the fifth trading day immediately preceding the last trading day, as calculated by Bloomberg Financial LP under the function “VWAP.”

For purposes of this Section 2.04(c), the “Required Information” that the corporation will include in the corporation’s proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below in this Section 2.04(c)).

The corporation shall not be required to include, pursuant to this Section 2.04(c), any information concerning any Stockholder Nominee in the corporation’s proxy statement for any annual meeting of stockholders (u) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading or that the corporation, in good faith, believes would violate any applicable law or regulation; (v) with respect to whom the secretary of the corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.04(b) of these Bylaws, (w) who would cause the number of Stockholder Nominees included in the corporation’s proxy statement to exceed the maximum number permitted by this Section 2.04(c), (x) who is not independent under the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (y) (A) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the corporation’s certificate of incorporation, the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the corporation is then listed or trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, or (z) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee breaches or fails to comply with such person’s obligations pursuant to these Bylaws, including, without limitation, this Section 2.04.

The Nominating and Board Governance Committee of the Board of Directors and the full Board of Directors shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding the independence of such Stockholder Nominee that is received by the corporation. At the request of the corporation, each Stockholder Nominee must complete and submit the questionnaire that is required of the corporation’s directors and executive officers. The corporation may also request such additional information as is necessary to permit the Nominating and Board Governance Committee of the Board of Directors and the full Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards, and the Stockholder Nominee and the Eligible Stockholder (or group of stockholders that together is such Eligible Stockholder) shall promptly provide the corporation with such additional requested information.

If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 2.04(c), if the Eligible Stockholder fails to meet all of the requirements of the notice provisions set forth in the last two paragraphs of Section 2.04(b) of these Bylaws to properly nominate a candidate for election as a director at the annual meeting of stockholders, or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation prior to the annual meeting of stockholders: (i) The corporation may, to the extent the corporation deems feasible, remove the name of the Stockholder Nominee and the Statement from the corporation’s proxy statement, remove the name of the Stockholder Nominee from the corporation’s form of proxy, and otherwise communicate to the corporation’s stockholders that the Stockholder Nominee will not be eligible for nomination or election at the annual meeting of stockholders; and (ii) The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 2.04(c).

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominees that were submitted by one or more Eligible Stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 2.04(c) but who are either subsequently withdrawn or disqualified pursuant to this Section 2.04(c), or whom the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), or if such number is not a whole number, the closest whole number below such 25%; provided, however, that if one or more vacancies occur on the Board of Directors after the last day on which notice of a nomination in accordance with the provisions set forth in this Section 2.04(c) may be delivered but before the date of the annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the reduced number of directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.04(c) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the number (greatest to fewest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. A stockholder shall not be an Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting an Eligible Stockholder, if, as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) may be delivered pursuant to this Section 2.04(c), greater than 25% of the number of directors in office (or if such amount is not a whole number, the closest whole number below 25%) were elected to the Board of Directors pursuant to (i) the submission of such directors’ candidacy under this Section 2.04 by such stockholder or any of such stockholder’s affiliates or associates, or by any group of stockholders of which such stockholder or any of such stockholder’s affiliates or associates is or has been a part or (ii) nomination of such directors by the corporation pursuant to any agreement entered into between the corporation and such stockholder or such stockholder’s affiliates or associates.

For purposes of this Section 2.04(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of such stockholder’s affiliates or associates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of such stockholder’s affiliates or associates for any purposes or purchased by such stockholder or any of such stockholder’s affiliates or associates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or such stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate or associate. Notwithstanding whether any such shares held by an Eligible Stockholder are subject to any instruments or agreements having the purpose or effect described in clause (1) of the immediately preceding sentence, and notwithstanding the failure of such Eligible Stockholder to possess full voting rights pursuant to clause (i) of the immediately preceding sentence to the extent such failure is caused by such instruments or agreements, an Eligible Stockholder shall be deemed to “own” outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person, if and only if the Eligible Stockholder has the right to recall such loaned shares, and undertakes in accordance with the following paragraph of this Section 2.04(c) and does recall such loaned shares upon being notified that any of such Eligible Stockholder’s Stockholder Nominee(s) will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting of stockholders pursuant to this Section 2.04, unless and to the extent that any such shares are deemed not to be “owned” by such Eligible Stockholder for any other purpose pursuant to the immediately preceding sentence. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors.

An Eligible Stockholder must have owned (as defined in the immediately preceding paragraph) 3% or more of the shares of the corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of each of: (i) the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 2.04(c); (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the time of the annual meeting of stockholders. Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), an Eligible Stockholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder’s notice of nomination of such Stockholder Nominee pursuant to Section 2.04(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as the same may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, does not presently have such intent, and intends to continue to hold the Required Shares through the annual meeting of stockholders and for at least one additional year after the date of the annual meeting of stockholders, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.04(c), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Stockholder Nominee of the Eligible Stockholder or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the corporation, (E) will comply with all laws and regulations applicable in connection with the annual meeting of stockholders, (F) will provide facts, statements and other information in all communications with the corporation and the stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (G) will recall any outstanding shares of common stock of the corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in the immediately preceding paragraph of this Section 2.04(c) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the corporation’s proxy statement and the corporation’s form of proxy for the applicable annual meeting of stockholders; (v) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.04(c)) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation, and each of the corporation’s directors, officers and associates (i.e., employees) individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of the corporation’s directors, officers or associates (i.e., employees) arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 2.04(c), and (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders.

The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.04(c) is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.04(c), the corporation may omit from the corporation’s proxy statement any information or Statement that the corporation, in good faith, believes would violate any applicable law or regulation, including without limitation by being materially false or misleading, or otherwise cause harm to the corporation.

Within the time period specified in this Section 2.04(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(c), a Stockholder Nominee must deliver to the secretary of the corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) will comply with all the corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, as well as any other policies and guidelines of the corporation applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or any other paragraph of this Section 2.04(c) or of Section 2.04(b) of these Bylaws, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy statement or on the corporation’s form of proxy.

Any Stockholder Nominee who is included in the corporation’s proxy statement and on the corporation’s form of proxy for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 2.04(c) for the next two succeeding annual meetings of stockholders.

Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.04(c) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, with the sole exception that an individual Eligible Stockholder may have held less than 3% of the shares of outstanding common stock of the corporation, as described in the eighth and ninth paragraphs of this Section 2.04(c), so long as the outstanding common stock held by such Eligible Stockholder being aggregated to meet the 3% threshold for the nominating group meets the three-year continuous holding requirements of this Section 2.04(c). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

Notwithstanding anything herein to the contrary, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in this Section 2.04(c) must be delivered or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation distributed the corporation’s proxy statement to stockholders for the previous year’s annual meeting of stockholders.

(d) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the chairman of the meeting determines that a nomination was not made in accordance with all of the procedures set forth in this Section 2.04, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.